Exhibit 21.1

SUBSIDIARIES OF ACCREDITED MORTGAGE LOAN REIT TRUST

1.	Accredited Mortgage Loan Trust 2002-1, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

2.	Accredited Mortgage Loan Trust 2002-2, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

3.	Accredited Mortgage Loan Trust 2003-1, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

4.	Accredited Mortgage Loan Trust 2003-2, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

5.	Accredited Mortgage Loan Trust 2003-3, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

6.	Accredited Mortgage Loan Trust 2004-1, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

7.	Accredited Mortgage Loan Trust 2004-2, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

8.	Accredited Mortgage Loan Trust 2004-3, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

9.	Accredited Mortgage Loan Trust 2004-4, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

10.	Accredited Mortgage Loan Trust 2005-1, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

11.	Accredited Mortgage Loan Trust 2005-2, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

12.	Accredited Mortgage Loan Trust 2005-3, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.

13.	Accredited Mortgage Loan Trust 2005-4, a wholly owned subsidiary of Accredited Mortgage Loan REIT Trust.